CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement
(Form N-1A, No. 811-08547) of Pioneer Series Trust XII, and to the incorporation by reference of our report, dated October 25, 2018, on Pioneer Disciplined Growth Fund included in the Annual Reports to
Shareholders for the fiscal year ended August 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
December 21, 2018